EXHIBIT 10.1
SECOND AMENDMENT TO LOAN AGREEMENT
          This Second Amendment to Loan Agreement (“Amendment”) is made effective the 21st day of May, 2009, between GRAYMARK HEALTHCARE, INC., an Oklahoma corporation (“GRMH”), SDC HOLDINGS, LLC, an Oklahoma limited liability company (“SDC”) and APOTHECARYRx, LLC, an Oklahoma limited liability company (“ARx” together with GRMH and SDC, jointly and severally the “Borrowers” and each a “Borrower”), OLIVER COMPANY HOLDINGS, LLC, an Oklahoma limited liability company (“OCH), ROY T. OLIVER, an individual (“Oliver”), STANTON M. NELSON, an individual (“Nelson”), ROY T. OLIVER, as Trustee of the Roy T. Oliver Revocable Trust dated June 15, 2004 (the “Trust”), VAHID SALALATI, an individual (“Salalati”), KEVIN LEWIS, an individual (“Lewis”) ROGER ELY, an individual (“Ely”) and LEWIS P. ZEIDNER, an individual (“Zeidner” and together with OCH, Oliver, Nelson, Trustee, Salalati, Lewis and Ely, the “Guarantors”) and ARVEST BANK, an Arkansas banking corporation (the “Bank”).
          WHEREAS, the Borrower, Guarantors and Bank have heretofore entered into that certain Loan Agreement dated effective May 21, 2008, as amended by means of that certain Amendment to Loan Agreement dated effective May 21, 2008 (the “Loan Agreement”) and related Loan Documents; and
          WHEREAS, the Borrower, Guarantors and Bank desire to further amend the Loan Agreement and Loan Documents by means of this Amendment as set forth herein; and
          WHEREAS, this Amendment is executed by each Guarantor and delivered to the Bank to reflect the Guarantors consent to the Amendment, to induce the Bank to amend the Loan and in satisfaction of a material condition precedent to such amendment by the Bank. Except as otherwise defined herein, all defined terms shall have the meaning prescribed in the Loan Agreement or other Loan Documents.
          NOW, THEREFORE, in consideration of the mutual covenants among the parties hereto, it is agreed as follows:
I. Definitions.
     1.1 Paragraph 1.7 Replaced. Paragraph 1.7 of the Loan Agreement is hereby deleted and replaced in its entirety with the following:
1.7 Debt Service Coverage Ratio. For any period, the ratio of: (A) the net income of GRMH (i) increased (to the extent deducted in determining net income) by the sum, without duplication, of (a) all interest expense of GRMH, (1) amortization, (e) depreciation, and (d) non-recurring expenses as approved by the Bank, and (ii) decreased (to the extent included in determining net income and without duplication) by the amount of minority interest share of net income and distributions to minority interests for taxes, if any, to (B) annual debt service including interest expense and current maturities of indebtedness as determined in accordance with generally accepted accounting principles. If an acquisition of a new company (or its business) occurs and GRMH incurs additional debt associated with the purchase, the net income of the acquired company (or its business) and GRMH’s new debt service associated with acquiring the company (or its business) may both be excluded from the Debt Service Coverage Ratio calculation for a period of six months, at the option of GRMH. Also, any non-recurring expenses associated with an acquisition will be added back to the net income of GRMH, subject to itemization and approval by the bank.
     1.2 Paragraph 1.15 Amended. Paragraph 1.15 of the Loan Agreement is hereby amended by replacing the date “June 30, 2008” with “September 30, 2009” and no other changes.
2. Interest Rate Floor. As of the effective date of this Agreement, the minimum interest rate on the Term Note and Acquisition Note will be set at five percent (5%) per annum as set forth in this section.
     2.1 Term Note. Paragraph 3.1.2 of the Loan Agreement is hereby deleted and replaced in its entirety, with the corresponding amendment to the Term Note attached hereto as Schedule 1.20(a) which is incorporated by reference, with the following:
3.1.2 Interest. Prior to Default, the unpaid principal balance of the Term Note will bear interest from the date of advance at the per annum rate equal to the greater of (a) the WSJ Prime Rate, as adjusted; or (b) five percent (5%) per annum. The WSJ Prime Rate will be adjusted, without notice, on an annual basis to the WSJ Prime Rate then in effect as of each anniversary date of this Note, or the first business day following such date if the anniversary date occurs on a weekend or holiday that there is no such rate determined or published. After Default, all amounts due under the Term Note will bear interest at the per annum rate equal to the greater of: (a) fifteen percent (I5%); or (b) the WSJ Prime Rate plus five percent (5%). Interest will be computed on a per diem charge based on a three hundred sixty (360) day year,
     2.2 Acquisition Note. Paragraph 3.2.2 of the Loan Agreement is hereby deleted and replaced in its entirety, with the corresponding amendment to the Term Note attached hereto as Schedule 1.20(b) which is incorporated by reference, with the following:
3.2.2 Interest. Prior to Default, the unpaid principal balance of each Tranche of the Acquisition Note will bear interest from the date of advance at the per annum rate equal to the greater of (a) the WSJ Prime Rate, as adjusted for any changes to the WSJ Prime Rate on each anniversary date: or (b) five percent (5%) per annum. The

WSJ Prime Rate will be adjusted. without notice, on an annual basis to the WSJ Prime Rate then in effect as of each anniversary date of each Tranche of the Acquisition Note, or the first business day following such date if the anniversary date occurs on a weekend or holiday that there is no such rate determined or published. After Default, all amounts due under the Acquisition Note will bear interest at the per annum rate equal to the greater of: (a) fifteen percent (I5%); or (b) the WSJ Prime Rate plus five percent (5%). Interest will be computed on a per diem charge based on a three hundred sixty (360) day year.
3. Negative Covenants.
     3.1 Paragraph 8.11 Replaced. Paragraph 8.11 of the Loan Agreement is hereby deleted and replaced in its entirety with the following:
8.11 Debt Service Coverage Ratio. Commencing with the Quarter ending June 30. 2010 and thereafter during the term of the Loan, based on the latest four rolling quarters, Borrowers will continuously maintain a Debt Service Coverage Ratio of not less than 1.25 to 1.
4. Guarantor’s Consent. Each Guarantor hereby consents to this Amendment and the transactions contemplated herein and agrees that such Guarantor’s liability under any of the Guaranties in favor of the Bank will not be released, reduced, impaired or affected by this Amendment or the transactions contemplated herein.
5, Ratification. Except as amended by this Amendment, all of the terms and provisions of the Loan Agreement and Loan Documents will continue in full force and effect, uninterrupted and unabated, and the Loan Agreement and Loan Documents as herein expressly amended, is hereby ratified, approved and confirmed in every respect.
6. Modification Fee. As reimbursement for processing of this Agreement and a modification of the Loan, the Borrower shall pay a non-refundable fee to the Bank in the amount of Fifty-Six Thousand Two Hundred Fifty Dollars ($56,250.00) payable on July 1, 2009.
7. Authority. Each party represents and warrants to the other that: (a) all necessary corporate action on the part of each party to be taken in connection with the execution, delivery and performance of this Amendment has been duly and effectively taken; and (b) the execution, delivery and performance by each party of this Amendment does not constitute a violation or breach of such party’s articles of incorporation, by-laws or any other agreement or law by which such party is bound.
8. Counterparts. This Amendment may be executed in multiple counterparts, each of which will be an original instrument, but all of which will constitute one agreement.
[SIGNATURE PAGE TO FOLLOW]

     IN WITNESS WHEREOF, the parties have executed this Agreement effective the date first above written.

GRAYMARK HEALTHCARE, INC., an Oklahoma Corporation
By:	/S/ STANTON NELSON
Stanton M. Nelson, CEO

APOTHECARYRx LLC, an Oklahoma limited liability company BY: GRAYMARK HEALTHCARE, INC., an Oklahoma Corporation, MANAGER
By:	/S/ STANTON NELSON
Stanton M. Nelson, CEO

SDC HOLDINGS, LLC, an Oklahoma limited liability company

BY: GRAYM ARK HEALTHCARE, INC., an Oklahoma Corporation, MANAGER (the “Borrowers”)

OLIVER COMPANY HOLDINGS, LLC, an Oklahoma limited liability company
By:	/S/ ROY T. OLIVER
Roy T. Oliver, Manager

/S/ ROY T. OLIVER
ROY T. OLIVER, individually

THE ROY T. OLIVER REVOCABLE TRUST DATED JUNE 15, 2004
/S/ ROY T. OLIVER
ROY T. OLIVER, Trustee

/S/ STANTON NELSON
STANTON M. NELSON, individually

/S/ VAHID SALALATI
VAHID SALALATI, individually

/S/ KEVIN LEWIS
KEVIN LEWIS, individually

/S/ ROGER ELY
ROGER ELY, individually

/S/ LEWIS P. ZEIDNER
LEWIS P. ZEIDNER,
(the “Guarantors”)

ARVEST BANK, an Arkansas banking corporation
By:	/S/ CINDY BATT
Cindy Batt, Senior Vice President
(the “Bank”)